For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces Second Quarter 2021 Results

Operating Trends Advance, Set to Acquire Two Premium-Branded, Extended-Stay Hotels

WEST PALM BEACH, Fla., August 3, 2021— Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the second quarter ended June 30, 2021.

Second Quarter 2021 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – Increased 170 percent to $87, compared to the 2020 second quarter. Average daily rate (ADR) rose 32 percent to $127, and occupancy jumped 105 percent to 68 percent for the 39 comparable hotels owned as of June 30, 2021. All Chatham hotels remained open throughout the pandemic.
•Net loss – Lessened $18.5 million to a net loss of $8.7 million from a net loss of $27.2 million in the 2020 second quarter. Net loss per diluted share was $(0.18) versus net loss per diluted share of $(0.57) for the same period last year.
•GOP Margin – Generated GOP margins of 43 percent compared to 30 percent in the 2021 first quarter, 25 percent in the 2020 fourth quarter and 19 percent in the 2020 second quarter.
•Adjusted EBITDA – Produced positive Adjusted EBITDA for the fourth consecutive quarter, generating Adjusted EBITDA of $12.5 million in the 2021 second quarter, compared to $1.2 million in the 2021 first quarter, $0.2 million in the 2020 fourth quarter and an Adjusted EBITDA loss of $3.3 million in the 2020 second quarter.
•Adjusted FFO – Jumped $17.3 million to $4.9 million compared to the 2020 second quarter, the first quarter since the beginning of the pandemic to generate positive Adjusted FFO. Adjusted FFO per diluted share was $0.10, compared to an FFO loss of $(0.26) in the 2020 second quarter.
•Cash Flow/Burn Before Capital Expenditures – Generated second quarter 2021 cash flow before capital expenditures of $4.0 million, an improvement of $11.6 million from first quarter cash burn of $7.6 million. This also compares to cash burn of $9.5 million in the 2020 fourth quarter, burn of $5.1 million in the 2020 third quarter and burn of $12.8 million in the 2020 second quarter. Cash flow/burn includes $2.2 million of principal amortization per quarter.
•Taps Capital Markets for First Preferred Issuance, Under Contract to Acquire Two Hotels - Raised net proceeds of approximately $116 million through the issuance of 6.625% Series A Preferred Shares. Chatham will use a portion of the proceeds to acquire two high-quality, premium-branded, extended-stay hotels in Austin, Texas for $71 million.

“During the pandemic, we actively managed our way through the worst era in the history of the hotel industry, had significantly less cash burn than most of our peers and took a number of steps to improve our liquidity profile and solidify our financial position. Our cash burn before capital of $35 million from April 2020 through March 2021 is expected to be more than fully replenished with approximately $25 million of proceeds from the issuance of common shares during 2021 together with the $4 million of cash flow before CAPEX generated in the 2021 second quarter and expected cash flow before CAPEX in the 2021 third quarter,” highlighted Jeffrey H. Fisher, Chatham’s president and chief executive officer. “The $70 million of proceeds from the sales of the Residence Inn Mission Valley and our stake in the INK JV will be fully reinvested into our Home2 Warner Center development. We also repaid a $13 million mortgage maturing in 2021 and now have no debt maturities until 2023. Finally, in June, we completed our first perpetual preferred share offering, raising $116 million.

“The actions we have taken have enabled us to emerge from the pandemic with a stronger balance sheet and more liquidity than we had going into the pandemic. We have the flexibility to go on offense and make acquisitions or other hotel investments. In fact, with proceeds from our recently completed preferred offering, we will acquire two hotels in the thriving market of Austin, Texas. Additionally, we will open our extended-stay Home2 Suites in Los Angeles in the fourth quarter. All three hotels will increase further our exposure to high-quality, premium-branded, extended-stay hotels, grow our FFO per share and increase our net asset value,” Fisher concluded.

The following chart summarizes the consolidated financial results for the three and six months ended June 30, 2021, and 2020 based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss	$(8.7)	$(27.2)	$(6.0)	$(55.3)
Diluted net loss per common share	$(0.18)	$(0.57)	$(0.12)	$(1.16)
GOP Margin	43.1%	18.8%	38.0%	33.2%
Hotel EBITDA Margin	31.2%	(11.6)%	23.4%	17.9%
Adjusted EBITDA	$12.5	$(3.3)	$13.7	$13.2
AFFO	$4.9	$(12.4)	$(2.3)	$(6.2)
AFFO per diluted share	$0.10	$(0.26)	$(0.05)	$(0.13)

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the 39 comparable hotels owned as of June 30, 2021, compared to the 2021 first quarter and the 2020 fourth quarter (does not include one hotel sold in 2020):

	Q2 2021 RevPAR	Q1 2021 RevPAR	Q4 2020 RevPAR
Occupancy	68%	52%	45%
ADR	$127	$107	$104
RevPAR	$87	$55	$47
% Change in RevPAR to Prior Year	170%	(42)%	(60)%

The below chart summarizes RevPAR statistics by month for the company’s 39 comparable hotels:

	April	May	June	July
Occupancy - 2021	65%	70%	70%	75%
ADR - 2021	$117	$126	$138	$152
RevPAR - 2021	$75	$88	$96	$113
RevPAR - 2020	$23	$30	$44	$50
% Change in RevPAR	232%	195%	121%	126%

“Since RevPAR dipped to $40 in December, we have seen sequential monthly RevPAR improvements in 2021, with July RevPAR jumping 18 percent over June, finishing the month with RevPAR of $113 on ADR of $152 and occupancy of 75 percent,” Fisher commented. “Our second quarter RevPAR of $87 advanced 58% percent higher than our first quarter RevPAR, as our portfolio benefited from a combination of strong leisure travel and the steady return of the business traveler and other non-leisure guests. Demand remains strongest on the weekend, and we expect leisure demand to remain strong through the summer. After Labor Day, portfolios such as ours will outperform as the industry transitions away from the significant volume of leisure travel to a more diverse mix of demand generators.”

RevPAR performance for Chatham’s six largest markets based on hotel EBITDA contribution over the last twelve months is presented below:

	Q2 2021 RevPAR	% Change vs. Q2 2020	Q1 2021 RevPAR	Q4 2020 RevPAR	Q3 2020 RevPAR
39 - Hotel Portfolio	$87	170%	$55	$47	$56
Silicon Valley	$73	95%	$54	$46	$54
Greater New York	$123	101%	$87	$80	$87
Coastal Northeast	$120	380%	$48	$63	$109
Dallas	$78	342%	$44	$31	$34
Los Angeles	$103	134%	$82	$79	$89
Houston	$70	296%	$52	$35	$35

“All of our top markets produced significant gains in the second quarter, with the strongest growth coming from our three Coastal Northeastern hotels in Maine and New Hampshire that experienced strong leisure demand,” Fisher stated. “Dallas, Houston and Silicon Valley showed much better growth in the second quarter as business, government and healthcare-related travel picked up, which is encouraging. In Los Angeles, we saw the transition from primarily healthcare-related demand to leisure demand with Disneyland now open. Lastly, our Greater New York market, comprised of three Residence Inns, has produced stable results since the outset of the pandemic as it has been able to draw guests from a diverse set of demand generators, and this summer is benefitting from the uptick in leisure travel.”

Approximately 69 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its Residence Inn and Homewood Suites hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 58 percent. Second quarter 2021 occupancy, ADR and RevPAR for each of the company’s major brands is presented below (number of hotels in parentheses):

	Residence Inn (16)	Homewood Suites (7)	Courtyard (5)	Hilton Garden Inn (4)	Hampton Inns (3)
Occupancy - 2021	73%	70%	65%	51%	79%
ADR – 2021	$128	$115	$109	$137	$142
RevPAR – 2021	$93	$81	$71	$70	$112
RevPAR – 2020	$45	$28	$16	$21	$27
% Change in RevPAR	107%	184%	349%	239%	319%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures per month during the 2021 second quarter and for the three months ended March 31, 2021, and December 30, 2020. RevPAR, GOP margin and Hotel EBITDA margin is for the 39 comparable hotels. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	April	May	June	Q2 2021	Q1 2021	Q4 2020
RevPAR – 2021	$75	$88	$96	$87	$55	$47
Gross operating profit	$5.8	$7.5	$8.2	$21.5	$9.4	$7.1
Hotel EBITDA	$3.9	$5.5	$6.2	$15.6	$3.5	$2.3
GOP margin	41%	44%	44%	43%	30%	25%
Hotel EBITDA margin	27%	32%	34%	31%	11%	8%

“Operationally, our platform working alongside Island Hospitality continues to excel, generating second quarter GOP margins of 43 percent on RevPAR of $87, which is pretty incredible since our 2019 operating margins were 46 percent on RevPAR of $132,” commented Dennis Craven, Chatham’s chief operating officer. “Compared to the 2021 first quarter, our flow-through was strong. On a $18.6 million increase in hotel revenue, our gross operating profit advanced $12.2 million on flow-through of 65 percent. This flow-through is particularly impressive given that our portfolio occupancy advanced from 52 percent in the first quarter to 68 percent in the second quarter, occupancy levels where staffing needs are rising to meet the needs of so many more overnight guests.”

Corporate Update

The below chart summarizes key financial performance measures for the three months ended June 30, 2021, and each of the three months ended March 31, 2021 and December 30, 2020. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt (approximately $2.2 million per quarter). Cash flow/(burn) before CAPEX is calculated as Corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	April	May	June	Q2 2021	Q1 2021	Q4 2020
RevPAR – 2021	$75	$88	$96	$87	$55	$47
Hotel EBITDA	$3.9	$5.5	$6.2	$15.6	$3.5	$2.3
Corporate EBITDA	$2.9	$4.5	$5.1	$12.5	$1.1	$0.0
Debt service	$(2.9)	$(2.7)	$(2.9)	$(8.5)	$(8.7)	$(9.5)
Cash flow/(burn) before CAPEX	$0.0	$1.8	$2.2	$4.0	$(7.6)	$(9.5)

Chatham has estimated liquidity of $253 million, including cash of approximately of $131 million, as of June 30, 2021, and remaining borrowing capacity on the credit facility of $122 million.

Hotel Acquisitions

On June 15, 2021, in an off-market transaction, Chatham entered into a purchase and sale agreement to acquire two hotels comprising 269 rooms at The Domain in Austin, Texas for an aggregate purchase price of approximately $71.2 million (the “Austin Acquisitions”). The two hotels include the 132-room Residence Inn by Marriott, which opened in 2016, and the 137-room TownePlace Suites, which opened in the 2021 second quarter. Subject to closing conditions, Chatham intends to close on the acquisitions within the next week.

“Austin is one of the strongest, fastest growing markets in the country, and The Domain is a rapidly growing mixed-use development known as Austin’s “second downtown” with over 4.2 million square feet of office space, 1.8 million square feet of retail space, plus another 2.8 million additional square feet of office space expected to be delivered over the next two years and another 3.8 million square feet planned thereafter,” Fisher emphasized. “Many major companies have large offices located at The Domain, including IBM, Amazon, Facebook, Indeed, Expedia / VRBO and Trend Micro, and we will leverage our relationships with these companies from other markets to enhance performance at these two hotels. These two hotels will reduce the average age of our portfolio and will increase our portfolio-wide RevPAR. These two high-quality, very well-located, extended-stay hotels are ideal additions to our portfolio.”

Hotel Investments

During the 2021 second quarter, the company incurred capital expenditures of $3.1 million. Chatham’s 2021 capital expenditure budget is approximately $6.3 million, excluding any spending related to the Warner Center development. Chatham does not have any renovations planned for 2021.

Hotel Under Development

Chatham is developing a hotel in the Warner Center submarket of Los Angeles, Calif., on a parcel of land owned by the company. The company expects the total development costs to be approximately $70 million, inclusive of land of $6.6 million. Including land, the company has incurred costs to date of approximately $58.9 million. Construction is ahead of the previously announced schedule, and the hotel is expected to open during the 2021 fourth quarter.

Capital Markets & Capital Structure

On June 30, 2021, Chatham issued 4.8 million of its 6.625% Series A Cumulative Redeemable Preferred Shares at a public offering price of $25.00 per share, for net proceeds of approximately $116.2 million, after deducting the underwriting discount and offering-related expenses. On July 1, 2021, the operating partnership used the net proceeds to repay indebtedness under the company’s revolving credit facility with the full intention to re-borrow funds under its revolving credit facility to fund the purchase price for the Austin Acquisitions.

During the second quarter, Chatham issued 0.2 million common shares at an average price of $13.80 per share, generating proceeds of $3.3 million. Proceeds were used to pay down borrowings on the credit facility.

As of June 30, 2021, the company had net debt of $468.4 million (total consolidated debt less unrestricted cash), down $120.2 million from December 31, 2020. Total debt outstanding as of June 30, 2021 was $599.8 million at an average interest rate of 4.5 percent, comprised of $444.2 million of fixed-rate mortgage debt at an average interest rate of 4.6 percent, $128.0 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 3.1 percent interest rate and $27.6 million outstanding on the Warner Center construction loan, which carries a 7.75 percent interest rate.

On April 30, 2021, Chatham repaid in full the $12.5 million mortgage secured by the Residence Inn New Rochelle, N.Y., that carried a 5.75 percent interest rate and was set to mature later this year.
Chatham’s leverage ratio was approximately 28.6 percent on June 30, 2021, based on the ratio of the company’s net debt to hotel investments at cost. The weighted average maturity date for Chatham’s fixed-rate debt is April 2024.

Dividend

Although not expected, any dividend required for Chatham to maintain its REIT status for 2021 will be declared in the 2021 fourth quarter and paid in January 2022. Pursuant to its amended credit facility, any dividends paid would include a cash component no greater than the minimum percentage allowed under the Internal Revenue Code.

2021 Guidance

Due to uncertainty surrounding the impact of the pandemic on the hotel industry, the company is not providing guidance at this time.

Earnings Call

The company will hold its second quarter 2021 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Tuesday, August 10, 2021, by dialing 1-844-512-2921, reference number 13721388. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. As of June 30, 2021, the company owns 39 hotels totaling 5,900 rooms/suites in 15 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.
The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base

(primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.
The company calculates EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.
Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.
One of the most significant factors, however, is the ongoing impact of the current outbreak of the COVID-19 pandemic on the United States, regional and global economies, the broader financial markets, our customers and employees, governmental responses thereto and the operation changes we have and may implement in response thereto. The current outbreak of the COVID-19 pandemic has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of the COVID-19 pandemic at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments' efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.
Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a

Second-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets:
Investment in hotel properties, net	$1,240,983	$1,265,174
Investment in hotel properties under development	58,882	43,651
Cash and cash equivalents	131,367	21,124
Restricted cash	10,928	10,329
Right of use asset, net	20,317	20,641
Hotel receivables (net of allowance for doubtful accounts of $278 and $248, respectively)	3,834	1,688
Deferred costs, net	4,564	5,384
Prepaid expenses and other assets	5,843	2,266
Total assets	$1,476,718	$1,370,257
Liabilities and Equity:
Mortgage debt, net	$443,464	$460,145
Revolving credit facility	128,000	135,300
Construction loan	27,573	13,325
Accounts payable and accrued expenses	25,504	25,374
Distributions and losses in excess of investments in unconsolidated real estate entities	—	19,951
Lease liability, net	22,971	23,233
Distributions payable	147	469
Total liabilities	647,659	677,797
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 0 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	48	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,756,555 and 46,973,473 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	487	470
Additional paid-in capital	1,048,306	906,000
Accumulated deficit	(234,620)	(228,718)
Total shareholders’ equity	814,221	677,752
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	14,838	14,708
Total equity	829,059	692,460
Total liabilities and equity	$1,476,718	$1,370,257

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue:
Room	$46,514	$18,389	$75,905	$71,437
Food and beverage	756	117	1,120	2,180
Other	2,647	873	4,218	4,391
Reimbursable costs from unconsolidated real estate entities	327	794	1,114	2,374
Total revenue	50,244	20,173	82,357	80,382
Expenses:
Hotel operating expenses:
Room	9,486	4,517	16,653	17,912
Food and beverage	491	128	775	2,018
Telephone	348	351	748	730
Other hotel operating	544	182	909	992
General and administrative	5,056	3,360	8,870	8,636
Franchise and marketing fees	4,091	1,636	6,688	6,356
Advertising and promotions	835	854	1,592	2,364
Utilities	2,352	1,863	4,638	4,378
Repairs and maintenance	2,720	1,640	5,180	5,101
Management fees	1,760	848	2,956	2,872
Insurance	707	361	1,356	721
Total hotel operating expenses	28,390	15,740	50,365	52,080
Depreciation and amortization	13,353	13,667	26,687	26,729
Impairment loss on investment in unconsolidated real estate entities	—	—	—	15,282
Property taxes, ground rent and insurance	5,954	5,892	11,833	11,990
General and administrative	4,316	2,487	7,844	5,252
Other charges	322	215	377	2,984
Reimbursable costs from unconsolidated real estate entities	327	794	1,114	2,374
Total operating expenses	52,662	38,795	98,220	116,691
Operating loss before gain (loss) on sale of hotel property	(2,418)	(18,622)	(15,863)	(36,309)
Gain (loss) on sale of hotel property	28	2	(15)	3
Operating loss	(2,390)	(18,620)	(15,878)	(36,306)
Interest and other income	28	39	102	120
Interest expense, including amortization of deferred fees	(6,356)	(7,034)	(12,826)	(13,867)
Loss from unconsolidated real estate entities	—	(1,578)	(1,231)	(5,251)
Gain on sale of investment in unconsolidated real estate entities	—	—	23,817	—
Loss before income tax expense	(8,718)	(27,193)	(6,016)	(55,304)
Income tax expense	—	—	—	—
Net loss	(8,718)	(27,193)	(6,016)	(55,304)
Net loss attributable to noncontrolling interests	160	366	114	694
Net loss attributable to common shareholders	$(8,558)	$(26,827)	$(5,902)	$(54,610)
Loss per Common Share - Basic:
Net loss attributable to common shareholders	$(0.18)	$(0.57)	$(0.12)	$(1.16)
Loss per Common Share - Diluted:
Net loss attributable to common shareholders	$(0.18)	$(0.57)	$(0.12)	$(1.16)
Weighted average number of common shares outstanding:
Basic	48,637,484	46,960,289	47,935,130	46,954,411
Diluted	48,637,484	46,960,289	47,935,130	46,954,411
Distributions declared per common share:	$—	$—	$—	$0.22

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Funds From Operations (“FFO”):
Net loss	$(8,718)	$(27,193)	$(6,016)	$(55,304)
(Gain) loss on sale of hotel property	(28)	(2)	15	(3)
(Gain) loss on sale of assets within the unconsolidated real estate entities	—	(7)	—	1
Gain on sale of investment in unconsolidated real estate entities	—	—	(23,817)	—
Depreciation	13,292	13,606	26,566	26,607
Impairment loss on investment in unconsolidated real estate entities	—	—	—	15,282
Impairment loss from unconsolidated real estate entities	—	—	—	1,388
Adjustments for unconsolidated real estate entity items	—	937	568	2,863
FFO attributable to common share and unit holders	4,546	(12,659)	(2,684)	(9,166)
Other charges	322	215	377	2,984
Adjustments for unconsolidated real estate entity items	—	5	46	5
Adjusted FFO attributable to common share and unit holders	$4,868	$(12,439)	$(2,261)	$(6,177)
Weighted average number of common shares and units
Basic	49,613,586	47,676,905	48,823,781	47,586,456
Diluted	49,794,765	47,676,905	48,823,781	47,586,456

	For the three months ended		For the six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net loss	$(8,718)	$(27,193)	$(6,016)	$(55,304)
Interest expense	6,356	7,034	12,826	13,867
Depreciation and amortization	13,353	13,667	26,687	26,729
Adjustments for unconsolidated real estate entity items	—	1,828	1,184	5,901
EBITDA	10,991	(4,664)	34,681	(8,807)
Impairment loss on investment in unconsolidated real estate entities	—	—	—	15,282
Impairment loss from unconsolidated real estate entities	—	—	—	1,388
(Gain) loss on sale of hotel property	(28)	(2)	15	(3)
(Gain) loss on the sale of assets within unconsolidated real estate entities	—	(7)	—	1
Gain on sale of investment in unconsolidated real estate entities	—	—	(23,817)	—
EBITDAre	10,963	(4,673)	10,879	7,861
Other charges	322	215	377	2,984
Adjustments for unconsolidated real estate entity items	—	5	46	7
Share based compensation	1,194	1,145	2,351	2,350
Adjusted EBITDA	$12,479	$(3,308)	$13,653	$13,202

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the six months ended
		June 30,		June 30,
		2021	2020	2021	2020

Net loss		$(8,718)	$(27,193)	$(6,016)	$(55,304)
Add:	Interest expense	6,356	7,034	12,826	13,867
	Depreciation and amortization	13,353	13,667	26,687	26,729
	Corporate general and administrative	4,316	2,487	7,844	5,252
	Other charges	322	215	377	2,984
	Loss from unconsolidated real estate entities	—	1,578	1,231	5,251
	Impairment loss on investment in unconsolidated real estate entities	—	—	—	15,282
	Loss on sale of hotel property	—	—	15	—
Less:	Interest and other income	(28)	(39)	(102)	(120)
	Gain on sale of hotel property	(28)	(2)	—	(3)
	Gain on sale of investment in unconsolidated real estate entities	—	—	(23,817)	—
	Adjusted Hotel EBITDA	$15,573	$(2,253)	$19,045	$13,938